Nikola Corporation Reports Second Quarter Results

Business Combination with VectoIQ Completed

Global Manufacturing Head and Nikola Energy Company President Added to World-Class Team

Nikola Manufacturing Facility Buildout Continues in Ulm, Germany

Nikola Breaks Ground for Greenfield Manufacturing Facility in Coolidge, Arizona

August 4, 2020 -- Phoenix, Arizona -- Nikola Corporation (Nasdaq:NKLA), a global leader in zero-emissions transportation systems, today reported financial results for the second quarter of 2020.

“In the second quarter of 2020, Nikola met predetermined milestones on our journey toward becoming the zero-emissions transportation leader in the global heavy truck market,” commented Mark Russell, Nikola’s Chief Executive Officer.

Steps towards achieving this goal include completing a reverse merger with VectoIQ and a related PIPE offering, providing an additional $616.7 million of cash on the balance sheet to support Nikola’s further product development, and the buildout of manufacturing infrastructure.

Product development is on track to meet the established timeline for the start of production of the Nikola Tre in Q4 2021. Initial units will be produced at the Ulm, Germany facility, where modifications are currently underway. Once complete, this facility will be capable of producing up to 10,000 units per year.

In addition to the buildout of Nikola’s production capacity in Ulm, Germany, on July 23, 2020, Nikola broke ground on its greenfield manufacturing facility in Coolidge, Arizona. Once completed, the Coolidge manufacturing facility will be capable of producing up to 35,000 trucks per year at full capacity on two shifts. Phase one of this construction is expected to be complete by Q4 2021.

Other Key Business Highlights

•Signed a purchase order with Nel for electrolysis equipment capable of producing up to 40,000kg of H2 per day.
•Nikola Tre production test units are underway in Ulm, Germany and are scheduled to be complete in Q4 2020.
•Nikola called for redemption of outstanding public warrants in Q3 2020.

Purchase Order for Electrolysis Equipment from Nel

In June, Nikola signed a purchase order with Nel ASA (Nel, OSE: NEL) for 85-megawatts of alkaline electrolyzer capacity. This purchase order will support up to five of Nikola’s hydrogen generating and dispensing stations. At capacity, these stations are expected to generate up to 40,000 kgs of hydrogen fuel each day, which would support up to 1,100 Nikola Two FCEV trucks.

Nikola’s hydrogen fueling and battery charging activities are being overseen by the newly-hired President of Nikola Energy, Pablo Koziner. Koziner is a 19-year veteran of Caterpillar, and most recently served as Vice President of CAT Electric Power and as President of Solar Turbines.

Nikola’s Ulm, Germany Manufacturing Facility

During the second quarter, Nikola and Iveco began the buildout of an assembly facility dedicated to Nikola Tre at CNHI / Iveco’s Ulm, Germany Manufacturing Complex. Once completed, this facility will be capable of producing up to 10,000 trucks per year, and will produce the first Nikola Tre BEV trucks to be delivered to customers in the U.S.

Upon completion of Nikola’s greenfield manufacturing facility in Coolidge, Arizona, the Ulm facility will be utilized to manufacture and supply trucks to the European market.

Coolidge Manufacturing Facility

On July 23, Nikola broke ground on phase one of the U.S. manufacturing facility in Coolidge, Arizona. Nikola anticipates phase one of the manufacturing facility will be complete by Q4 2021. Nikola is working with Walbridge, the leading U.S. automotive facility construction organization.

Nikola’s manufacturing facilities buildout is being overseen by Mark Duchesne, Nikola’s newly hired Head of Global Manufacturing. Duchesne is a 5-year veteran of Tesla and a 22-year veteran of Toyota. Mark oversaw the design and development of the innovative Model S and Model X production lines at Tesla, and at Toyota, he was instrumental in the design and development of a $900M greenfield facility.

Nikola Calls for Redemption of Warrants

On July 22, Nikola issued a notice of redemption for its public warrants. By calling the public warrants for redemption, Nikola expects to raise an additional $264.5 million in cash through the exercise of the 23 million outstanding public warrants at an exercise price of $11.50. As of July 30, 2020, 18.1 million warrants (approximately 79% of all outstanding public warrants) had been exercised, providing Nikola with an additional $208 million of cash on the balance sheet to date.

Effects of COVID-19

Throughout the unprecedented disruption caused by COVID-19, Nikola’s management team has strived to advance its mission of achieving zero-emission transportation while maintaining the health and safety of our employees. The global pandemic caused disruption in Nikola’s supply chain, but mitigation efforts are underway to reduce the resulting risk to production timelines. At this time, we believe Nikola’s long-term objectives will be materially unaffected by COVID-19.

Second Quarter Financial Highlights

(In thousands, except share and per share data)	Q2 2020	Q2 2019	Q2 2020 YTD	Q2 2019 YTD
Loss from operations	$(86,642)	$(17,209)	$(118,657)	$(47,045)
Net loss	$(86,643)	$(16,766)	$(119,806)	$(46,863)
Adjusted EBITDA (1)	$(46,978)	$(15,516)	$(76,215)	$(44,002)
Net loss per share, basic and diluted(2)	$(0.33)	$(0.06)	$(0.46)	$(0.18)
Non-GAAP net loss per share, basic and diluted(1)(2)(3)	$(0.16)	$(0.06)	$(0.28)	$(0.17)
Weighted-average shares outstanding, basic	303,785,616	260,406,343	287,822,558	260,406,343

(1) A reconciliation of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this press release.

(2) Since the company was in net loss position for all periods presented, basic net loss per share is the same as diluted net loss per share.
(3) Non-GAAP net loss per share is defined as net loss adjusted for stock-based compensation expense and premium paid on repurchase of redeemable convertible preferred stock, divided by weighted average basic shares outstanding.

Business Outlook

Nikola intends to begin fleet testing Tre BEV units in 2021 with select customers and partners. The data received from the fleet testing program will be critical as we move toward low volume production of the Nikola Tre BEV. Management is optimistic as we continue to achieve milestones toward our greater goal of becoming the leader in the zero-emissions transportation industry.

Webcast Information

Nikola will host a webcast to discuss the results at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) on August 4, 2020. To access the webcast, parties in the United States should follow this link: https://webcasts.eqs.com/register/nikolacorp2020080416_en/en. The live audio webcast along with supplemental information will be accessible on the Company’s Investor Relations website at https://nikolamotor.com/investors/news?active=events. A recording of the webcast will also be available following the earnings call.

About Nikola Corporation

Nikola is a vertically integrated zero-emissions transportation systems solution provider that designs and manufactures state-of-the-art battery-electric and hydrogen, or H2, fuel cell electric vehicles, electric vehicle drivetrains, energy storage systems, and hydrogen fueling stations. Nikola’s core product offering is centered around its battery-electric vehicle, or BEV, and hydrogen fuel cell electric vehicle, or FCEV, Class 8 semi-trucks.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the "Company"), including statements relating to the Company’s future performance; expected timing of manufacturing facility buildout and production capacity at such facilities; expectations regarding the Company’s hydrogen fuel station capacity; plans for fleet testing and utilizing data from such testing; expectations regarding the redemption of public warrants; and the effect of COVID-19 on the Company’s business.

These forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the factors, risks and uncertainties regarding the Company's business described in the "Risk Factors" section of the Company’s current report on Form 8-K, as amended, filed with the Securities and Exchange Commission (the "SEC"), in addition to the Company’s subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause the Company’s actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

This press release references Adjusted EBITDA, a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation expense, and certain other items the Company believes are not indicative of its core operating performance. Adjusted EBITDA is not a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting Adjusted EBITDA provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

Non-GAAP net loss and Non-GAAP net loss per share basic and diluted are presented as supplemental measures of the Company's performance. Non-GAAP net loss is defined as net loss adjusted for stock-based compensation expense and certain other items the Company believes are not indicative of its core operating performance. Non-GAAP net loss per share basic and diluted is defined as Non-GAAP net loss divided by weighted average basic and diluted shares outstanding.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Solar revenues (1)	$36	$13	$95	$137
Cost of solar revenues (1)	30	24	72	86
Gross profit (loss)	6	(11)	23	51
Operating expenses:
Research and development (2)	42,501	11,854	66,619	35,251
Selling, general, and administrative (2)	44,147	5,344	52,061	11,845
Total operating expenses	86,648	17,198	118,680	47,096
Loss from operations	(86,642)	(17,209)	(118,657)	(47,045)
Other income (expense):
Interest income, net	23	338	87	671
Revaluation of Series A redeemable convertible preferred stock warrant liability	—	98	—	(495)
Loss on forward contract liability	—	—	(1,324)	—
Other income (expense), net	(23)	9	90	10
Loss before income taxes	(86,642)	(16,764)	(119,804)	(46,859)
Income tax expense	1	2	2	4
Net loss	$(86,643)	$(16,766)	$(119,806)	$(46,863)
Premium paid on repurchase of redeemable convertible preferred stock	$(13,407)	$—	$(13,407)	$—
Net loss attributable to common stockholders, basic and diluted	$(100,050)	$(16,766)	$(133,213)	$(46,863)
Net loss per share attributable to common stockholders, basic and diluted	$(0.33)	$(0.06)	$(0.46)	$(0.18)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	303,785,616	260,406,343	287,822,558	260,406,343

(1) Solar installation projects are not related to our primary operations and are expected to be discontinued.
(2) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Research and development	$2,880	$155	$3,238	$305
Selling, general, and administrative	35,347	1,279	36,302	2,282
Total stock-based compensation expense	$38,227	$1,434	$39,540	$2,587

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30,	December 31,
	2020	2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$698,386	$85,688
Restricted cash and cash equivalents	8,896	—
Accounts receivable, net	424	770
Prepaid in-kind services	60,000	—
Prepaid expenses and other current assets	4,672	4,423
Total current assets	772,378	90,881
Restricted cash and cash equivalents	—	4,144
Long-term deposits	10,328	13,223
Property and equipment, net	59,856	53,378
Intangible assets, net	62,481	62,513
Goodwill	5,238	5,238
Prepaid in-kind services and other assets	14,759	53
Total assets	$925,040	$229,430
Liabilities and stockholders' equity
Current liabilities
Accounts payable	7,575	5,113
Accrued expenses and other current liabilities	13,952	11,425
Customer deposits	4,982	—
Term note, current	4,100	—
Total current liabilities	30,609	16,538
Term note	—	4,100
Other long-term liabilities	11,762	12,212
Deferred tax liabilities, net	1,074	1,072
Total liabilities	43,445	33,922
Commitments and contingencies (Note 11)
Stockholders' equity
Preferred stock, $0.00010 par value, 150,000,000 shares authorized, no shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	—	—
Common stock, $0.00010 par value, 600,000,000 shares authorized, 360,910,639 and 270,826,092 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	36	27
Additional paid-in capital	1,189,845	383,961
Accumulated deficit	(308,286)	(188,480)
Total stockholders' equity	881,595	195,508
Total liabilities and stockholders' equity	$925,040	$229,430

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net loss	$(119,806)	$(46,863)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,812	446
Stock-based compensation	39,540	2,587
Revaluation of Series A redeemable convertible preferred stock warrant liability	—	495
Deferred income taxes	2	4
Non-cash in-kind services	17,241	—
Loss on forward contract liability	1,324	—
Changes in operating assets and liabilities:
Accounts receivable, net	346	(206)
Prepaid expenses and other current assets	(1,204)	(816)
Accounts payable and accrued expenses and other current liabilities	9,068	(5,336)
Customer deposits	4,892	—
Other long-term liabilities	—	(107)
Net cash used in operating activities	(45,785)	(49,796)
Cash flows from investing activities
Purchases of property and equipment	(3,857)	(4,311)
Deposits for property and equipment	(2,446)	(4,288)
Cash paid towards build-to-suit lease	—	(11,826)
Net cash used in investing activities	(6,303)	(20,425)
Cash flows from financing activities
Proceeds from issuance of Series D redeemable convertible preferred stock, net of issuance costs paid	50,349	—
Business Combination and PIPE financing, net of issuance costs paid	616,736	—
Proceeds from the exercise of stock options	1,884	—
Proceeds from landlord of finance lease	889	—
Payments to landlord for finance lease	(320)	—
Proceeds from note payable	4,134	—
Payment of note payable	(4,134)	—
Net cash provided by financing activities	669,538	—
Net increase (decrease) in cash and cash equivalents, including restricted cash	617,450	(70,221)
Cash and cash equivalents, including restricted cash, beginning of period	89,832	173,956
Cash and cash equivalents, including restricted cash, end of period	$707,282	$103,735

Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except share and per share data)
(Unaudited)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
Net loss	$(86,643)	$(16,766)	$(119,806)	$(46,863)
Interest income, net	(23)	(338)	(87)	(671)
Income tax expense (benefit)	1	2	2	4
Depreciation and amortization	1,460	250	2,812	446
EBITDA	(85,205)	(16,852)	(117,079)	(47,084)
Stock-based compensation	38,227	1,434	39,540	2,587
Revaluation of Series A redeemable convertible preferred stock warrant liability	—	(98)	—	495
Loss on forward contract liability	—	—	1,324	—
Adjusted EBITDA	$(46,978)	$(15,516)	$(76,215)	$(44,002)

Reconciliation of GAAP to Non-GAAP Net Loss, and GAAP to Non-GAAP Net Loss per Share, basic and diluted

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
Net loss attributable to common stockholders, basic and diluted	$(100,050)	$(16,766)	$(133,213)	$(46,863)
Stock-based compensation	38,227	1,434	39,540	2,587
Premium paid on repurchase of redeemable convertible preferred stock	13,407	—	13,407	$—
Non-GAAP net loss	$(48,416)	$(15,332)	$(80,266)	$(44,276)
Non-GAAP net loss per share, basic and diluted	$(0.16)	$(0.06)	$(0.28)	$(0.17)
Weighted average shares outstanding, basic and diluted	303,785,616	260,406,343	287,822,558	260,406,343

INVESTOR INQUIRIES:

investors@nikolamotor.com